Exhibit 10.33.1

January 1, 2015

Stephen P. Hall, CPA

32 Crows Creek Road

Pittsboro, North Carolina 27312

Re:	First Amendment to Employment Agreement

Dear Steve:

The purpose of this document (the “Employment Agreement Amendment”) is to amend specific paragraphs of the November 13, 2013 employment agreement (the “Employment Agreement”) between you and BG Medicine, Inc. (the “Company”), in order to reflect negotiated and mutually acceptable new provisions pertaining to your continued employment with the Company. In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following terms, effective as of the date on which you sign this Employment Agreement Amendment (the “Effective Date”):

1. Section 2.e. of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“e. Relocation Expenses. You acknowledge and agree that you shall perform the services hereunder at the Company’s principal place of business in Waltham, Massachusetts beginning on the Start Date. Between the Start Date and December 31, 2015, you shall be entitled to reimbursement of reasonable and ordinary course travel expenses from your home in Pittsboro, North Carolina to the Waltham, Massachusetts vicinity, provided that such travel has been agreed to in advance and in writing between you and the Company and subject to a maximum reimbursement of one hundred thousand dollars ($100,000). Such expenses shall include the cost of the rental of an apartment or use of a hotel room in the Waltham, Massachusetts vicinity not to exceed $2,500 per month. All reimbursements provided under this Agreement shall be subject to the terms and conditions of any applicable Company policy and, as further described in Section 8.d. below, shall be made or provided in accordance with the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, and any successor statute, regulation and guidance thereto (collectively, the “Code”).”

2. Except as specifically modified herein, the terms of the Employment Agreement (and any agreements and/or agreement provisions specifically referenced as surviving therein), shall remain in full force and effect. Without limiting the foregoing, the parties expressly acknowledge and agree that this Employment Agreement Amendment shall not impact your continuing obligations under your Non-Competition, Confidentiality and Intellectual Property Agreement, which remain in full force and effect according to their terms.

3. The parties acknowledge and agree that this amendment constitutes a proper modification of the Employment Agreement by written agreement executed by the parties, pursuant to Section 9.b. of the Employment Agreement.

4. You expressly acknowledge and agree that neither this Employment Agreement Amendment nor the parties’ performance hereunder constitutes a constructive discharge or good reason under any agreement between you and the Company or any Company policy or plan applicable to you, and you irrevocably waive, renounce and relinquish your right to claim that it constitutes a constructive discharge or good reason under any such agreement, policy or plan.

5. By signing this Employment Agreement Amendment, you acknowledge that you have been afforded sufficient time to understand its terms, that your agreement herein is made voluntarily and knowingly, and that neither the Company nor its representatives have made any representations inconsistent with its provisions.

6. This Employment Agreement Amendment may be signed on one or more copies, each of which when signed will be deemed to be an original, and all of which together will constitute one and the same agreement.

[Signature Page to Follow]

If the foregoing correctly sets forth our understanding, please sign, date and return a copy of this Employment Agreement Amendment to the Company, and keep one copy for your files. We look forward to continuing a productive and mutually beneficial relationship.

Very truly yours, BG Medicine, Inc.

By:
Paul R. Sohmer, M.D. President and Chief Executive Officer

Accepted and Agreed to:

Stephen P. Hall, CPA

January 1, 2015
Date

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